As filed with the Securities and Exchange Commission on April 27, 2017

Registration No. 333-173594

Registration No. 333-195362

Registration No. 333-199130

Registration No. 333-199131

Registration No. 333-208161

Registration No. 333-211253

Registration No. 333-214421

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3D REGISTRATION STATEMENT NO. 333-173594

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-195362

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-199130

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3D REGISTRATION STATEMENT NO. 333-199131

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3D REGISTRATION STATEMENT NO. 333-208161

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-211253

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-214421

UNDER

THE SECURITIES ACT OF 1933

Energy Transfer Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1493906
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Energy Transfer Partners, L.P. 8111 Westchester Drive, Suite 600 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Thomas E. Long

Chief Financial Officer

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 and Form S-3D (collectively, the “Registration Statements”), filed by Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), filed with the Securities and Exchange Commission:

•	Registration Statement No. 333-173594 on Form S-3D, filed on April 20, 2011, registering 5,750,000 common units representing limited partner interests (the “Common Units”) of ETP in connection with ETP’s Distribution Reinvestment Plan;

•	Registration Statement No. 333-195362 on Form S-3, filed on April 17, 2014, as amended by Amendment No. 1 filed on April 29, 2014, registering 12,000,000 Common Units of ETP that may be sold in one or more secondary offerings by the selling unitholder and an indeterminate number of Common Units and debt securities of ETP that may be issued from time to time up to $1,000,000,000 in aggregate offering price;

•	Registration Statement No. 333-199130 on Form S-3, filed on October 3, 2014, registering an indeterminate number of Common Units and debt securities of ETP that may be issued from time to time up to $1,500,000,000 in aggregate offering price;

•	Registration Statement No. 333-199131 on Form S-3D, filed on October 3, 2014, registering 8,000,000 Common Units of ETP in connection with ETP’s Distribution Reinvestment Plan;

•	Registration Statement No. 333-208161 on Form S-3D, filed on November 20, 2015, registering 12,000,000 Common Units of ETP in connection with ETP’s Distribution Reinvestment Plan;

•	Registration Statement No. 333-211253 on Form S-3, filed on May 10, 2016, as amended by Amendment No. 1 filed on June 20, 2016, registering an indeterminate number of Common Units of ETP that may be issued from time to time up to $1,500,000,000 in aggregate offering price; and

•	Registration Statement No. 333-214421 on Form S-3, filed on November 3, 2016, registering the resale from time to time by the selling unitholders named therein of 8,858,120 Common Units of ETP.

On April 26, 2017, the common unitholders of ETP approved the Agreement and Plan of Merger, dated as of November 20, 2016, as amended by Amendment No. 1 thereto (as so amended, the “Merger Agreement”), by and among (i) ETP, (ii) Energy Transfer Partners GP, L.P., a Delaware limited partnership, (iii) Sunoco Logistics Partners L.P., a Delaware limited partnership (“SXL”), (iv) Sunoco Partners LLC, a Pennsylvania limited liability company, (v) SXL Acquisition Sub LLC, a Delaware limited liability company, (vi) SXL Acquisition Sub LP, a Delaware limited partnership (“SXL Merger Sub LP”), and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., a Delaware limited partnership. Pursuant to the terms of the Merger Agreement, SXL Merger Sub LP merged with ETP, with ETP continuing as the surviving entity and as a wholly owned subsidiary of SXL (the “Merger”). Each outstanding common unit representing a limited partner interest of ETP was converted into the right to receive 1.5 newly issued common units representing limited partner interests of SXL.

In connection with the anticipated completion of the transactions contemplated by the Merger Agreement, ETP has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by ETP in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, ETP hereby removes from registration all of such securities of ETP registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas on April 27, 2017.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, LP, its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in their capacities indicated, which are with Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Partners, L.P., on the dates indicated:

Signature	Title	Date

/s/ Kelcy L. Warren Kelcy L. Warren	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 27, 2017

/s/ Thomas E. Long Thomas E. Long	Chief Financial Officer (Principal Financial Officer)	April 27, 2017

/s/ A. Troy Sturrock A. Troy Sturrock	Vice President and Controller (Principal Accounting Officer)	April 27, 2017

/s/ Matthew S. Ramsey Matthew S. Ramsey	President, Chief Operating Officer and Director	April 27, 2017

/s/ David K. Skidmore David K. Skidmore	Director	April 27, 2017

/s/ Ted Collins, Jr. Ted Collins, Jr.	Director	April 27, 2017

/s/ Marshall S. McCrea, III Marshall S. McCrea, III	Director	April 27, 2017

/s/ Michael K. Grimm Michael K. Grimm	Director	April 27, 2017